Exhibit 16.1

November 4, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated October 25, 2011, of AISystems, Inc. and are in agreement with the statements contained in paragraphs 1, 2, 3 and 4 on page one therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

MNP LLP

/s/ MNP LLP

ACCOUNTING › CONSULTING › TAX 700-3100 STEELES AVE. E. MARKHAM, ON L3R 8T3 P: 416.596.1711 F: 416.596.7894 mnp.ca